CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-166325 on Form S-8 of our report dated January 12, 2011 with respect to the audited consolidated financial statements of Arkanova Energy Corporation for the year ended September 30, 2010 and 2009.

We also consent to the references to us under the heading “Experts and Counsel” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

January 12, 2011